Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations Reports Second Quarter 2011 Financial Results

Total revenues increase 7% over prior year quarter; Product & license revenues increase

38% over prior year quarter; Fourth consecutive quarter of positive cash flow

(ROANOKE, VA, August 9, 2011) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the second quarter and six months ended June 30, 2011.

As compared to the same quarter last year, product and license revenue increased by 38%, from $2.9 million in the second quarter of 2010 to $4.0 million in the second quarter of 2011, while total revenue increased by 7%, from $9.0 million in the second quarter of 2010 to $9.6 million in the second quarter of 2011. Gross profit increased from $3.3 million for the second quarter of 2010 to $3.7 million for the second quarter of 2011. The company reported a net loss attributable to common stockholders of $0.3 million, or $0.02 per common share for the second quarter of 2011, as compared to a net loss attributable to common stockholders of $0.7 million, or $0.05 per common share for the second quarter of 2010. Adjusted EBITDA, a non-GAAP measure, which is earnings before interest, taxes, depreciation and amortization, excluding litigation and reorganization related items and non-cash stock-based compensation and warrant expense, decreased to $0.7 million for the second quarter of 2011, as compared to $0.8 million for the second quarter of 2010. Cash increased to $8.1 million at June 30, 2011 compared to $6.3 million at June 30, 2010.

“We are pleased to see continued improvement in our bottom line and cash flow, largely being accomplished through growth in our product and license revenue, which saw a year-over-year increase of 38%,” said My Chung, chief executive officer of Luna. “We remain focused on molding our corporate strategy to align product development, contract research, and services with a commercialization strategy that will facilitate long-term growth and increased shareholder value.”

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LUNA INNOVATIONS INCORPORATED	Luna Q211 Earnings, Page 2

Second Quarter Financial and Business Summary

— Total revenues increased by 7%, from $9.0 million in the second quarter of 2010 to $9.6 million in the second quarter of 2011.

— Product and license revenue increased by 38%, from $2.9 million in the second quarter of 2010 to $4.0 million in the second quarter of 2011. Technology development revenues decreased by 8%, to $5.6 million, for the second quarter of 2011 from $6.1 million for the second quarter of 2010.

— Gross profit for the second quarter of 2011 increased to $3.7 million, or 38% of total revenues, from $3.3 million, or 37% of total revenues, for the corresponding period of 2010.

— Selling, general and administrative expenses decreased by 3% to $3.3 million, or 34% of total revenues for the second quarter of 2011, from $3.4 million, or 37% of total revenues, for the second quarter of 2010.

— Total operating expenses increased to $3.9 million, or 40% of total revenues, for the second quarter of 2011 from $3.8 million, or 42% of total revenues for the second quarter of 2010.

— Adjusted EBITDA decreased to $0.7 million in the second quarter 2011 from $0.8 million in the second quarter of 2010.

— Net loss attributable to common stockholders improved to $0.3 million for the second quarter of 2011 compared to a net loss attributable to common stockholders of $0.7 million for the second quarter of 2010.

— Achieved fourth consecutive quarter of positive cash flow. Cash and cash equivalents totaled $8.1 million at June 30, 2011, as compared to $7.5 million at March 31, 2011. The second quarter of 2011 included $0.4 million of additional indebtedness as a part of the refinancing with Silicon Valley Bank discussed below.

— My E. Chung appointed as Luna’s president, chief executive officer and a member of the board of directors.

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LUNA INNOVATIONS INCORPORATED	Luna Q211 Earnings, Page 3

— Luna refinanced its credit facility with Silicon Valley Bank to establish a $6.0 million term loan and a $1.0 million revolving line of credit. With the proceeds of the term loan, Luna repaid the remaining balance on the promissory note to Hansen Medical, Inc. of $3.0 million and its prior balance on its revolving line of credit with Silicon Valley Bank of $2.5 million.

Six Months Ended June 30, 2011 Financial Summary

— Total revenue increased $1.7 million, or 10%, to $18.6 million for the six months ended June 30, 2011 compared to $16.9 million for the six months ended June 30, 2010.

— Product and license revenue increased by 48%, from $5.0 million for the six months ended June 30, 2010 to $7.4 million for the six months ended June 30, 2011. Technology development revenues decreased by 6%, from $11.9 million for the six months ended June 30, 2010 to $11.2 million for the six months ended June 30, 2011.

— Gross profit for the six months ended June 30, 2011 increased by 14%, to $7.0 million, compared to a gross profit of $6.1 million for the six months ended June 30, 2010.

— Selling, general and administrative expenses increased by 2% from $6.8 million, or 40% of total revenues, for the six months ended June 30, 2010 to $6.9 million, or 37% of total revenues, for the six months ended June 30, 2011.

— Total operating expenses increased by 5% to $8.1 million, or 44% of total revenues, for the six months ended June 30, 2011 compared to $7.7 million, or 46% of total revenues, for the six months ended June 30, 2010.

— Adjusted EBITDA decreased to $1.0 million for the six months ended June 30, 2011 from $1.4 million for the six months ended June 30, 2010.

— Net loss attributable to common stockholders improved to $1.4 million for the six months ended June 30, 2011 compared to a net loss attributable to common stockholders of $2.0 million for the six months ended June 30, 2010.

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LUNA INNOVATIONS INCORPORATED	Luna Q211 Earnings, Page 4

Outlook 2011

Based on information as of August 9, 2011, the company expects total revenue for 2011 to be in the range of $35.0 million to $37.0 million. Also for 2011, the company anticipates a net loss to common stockholders in the range of $2.5 million to $3.0 million. For the third quarter of 2011, the company expects revenue of approximately $8.5 million to $9.0 million and a net loss attributable to common stockholders of approximately $0.5 million to $0.7 million.

Non-GAAP Measures

In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results and business developments for the second quarter of 2011 and expectations for the remainder of 2011. The call can be accessed by dialing 866.356.3095 domestically or 617.597.5391internationally prior to the start of the call. The participant access code is 73844771. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna Innovations website, www.lunainnovations.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna Innovations website for at least 30 days following the conference call.

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LUNA INNOVATIONS INCORPORATED	Luna Q211 Earnings, Page 5

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward-Looking Statements:

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding financial results for the third quarter and full year 2011, as well as the demand for the company’s fiber optic equipment and technologies. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation the fact that the outlook for the third quarter and full year 2011 could change, failure of demand for the company’s products and services to meet expectations, and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov, and at the company’s website at www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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LUNA INNOVATIONS INCORPORATED	Luna Q211 Earnings, Page 6

Luna Innovations Incorporated

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30 ,

	2011	2010	2011	2010
	(unaudited)		(unaudited)
Revenues:
Technology development revenues	$5,623,074	$6,091,503	$11,244,689	$11,902,597
Product and license revenues	4,000,515	2,907,139	7,377,525	4,981,836

Total revenues	9,623,589	8,998,642	18,622,214	16,884,433

Cost of revenues:
Technology development costs	4,194,442	4,192,920	8,280,608	8,025,260
Product and license costs	1,767,778	1,499,861	3,340,469	2,719,102

Total cost of revenues	5,962,220	5,692,781	11,621,077	10,744,362

Gross Profit	3,661,369	3,305,861	7,001,137	6,140,071

Operating expense:
Selling, general and administrative	3,251,073	3,350,524	6,929,593	6,765,036
Research, development, and engineering	620,470	430,181	1,180,159	946,809

Total operating expense	3,871,543	3,780,705	8,109,752	7,711,845

Operating loss	(210,174)	(474,844)	(1,108,615)	(1,571,774)

Other income/(expense)	37,823	—	35,835	(14,872)
Interest expense	(84,303)	(143,485)	(198,725)	(227,526)

Total other income/(expense)	(46,480)	(143,485)	(162,890)	(242,398)

Loss before income taxes	(256,654)	(618,329)	(1,271,505)	(1,814,172)
Income tax expense	—	—	10,020	—

Net loss	(256,654)	(618,329)	(1,281,525)	(1,814,172)

Preferred stock dividend	32,708	93,000	74,336	174,633

Net loss attributible to common stockholders	$(289,362)	$(711,329)	$(1,355,861)	$(1,988,805)

Net loss per share of common stock:	$(0.02)	$(0.05)	$(0.10)	$(0.16)

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LUNA INNOVATIONS INCORPORATED	Luna Q211 Earnings, Page 7

Luna Innovations Incorporated

Condensed Consolidated Balance Sheets

	June 30, 2011	December 31, 2010
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$8,066,006	$7,216,580
Accounts receivable, net	6,675,480	7,669,625
Inventory, net	3,772,483	3,106,600
Prepaid expenses	688,057	665,210
Other current assets	45,004	45,348

Total current assets	19,247,030	18,703,363
Property and equipment, net	3,144,099	3,204,670
Intangible assets, net	662,551	664,418
Other assets	265,627	303,210

Total assets	$23,319,307	$22,875,661

Liabilities and stockholders’ equity
Liabilities :
Current Liabilities
Line of credit	$—	$2,500,000
Current portion of long term debt obligation	1,500,000	1,195,784
Current portion of capital lease obligation	49,446	2,194
Accounts payable	1,498,678	2,008,183
Accrued liabilities	4,209,901	3,549,604
Deferred credits	1,685,740	1,392,602

Total current liabilities	8,943,765	10,648,367
Long-term debt obligation	4,375,000	2,611,609
Long-term lease obligation	208,864	—

Total liabilities	13,527,629	13,259,976

Commitments and contingencies
Stockholders’ equity:
Preferred stock	1,322	1,322
Common stock	13,763	13,526
Additional paid-in capital	58,213,370	56,681,756
Accumulated deficit	(48,436,777)	(47,080,919)

Total stockholders’ equity	9,791,678	9,615,685

Total liabilities and stockholders’ equity	$23,319,307	$22,875,661

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LUNA INNOVATIONS INCORPORATED	Luna Q211 Earnings, Page 8

Luna Innovations Incorporated

Condensed Consolidated Statements of Cash Flows

	Six months ended
	June 30,

	2011	2010
	(unaudited)
Cash flows provided by (used in) operating activities
Net loss	$(1,281,525)	$(1,814,172)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	710,269	641,979
Share-based compensation	1,275,147	1,763,015
Warrant expense	38,893	122,183
Change in assets and liabilities:
Accounts receivable	994,149	(1,007,451)
Inventory	(665,883)	(127,163)
Other current assets	(22,503)	668,871
Other assets	37,583	31,024
Accounts payable and accrued expenses	111,900	(2,386,304)
Deferred credits	103,138	426,444

Net cash provided by (used in) operating activities	1,301,168	(1,681,574)

Cash flows used in investing activities
Acquisition of property and equipment	(173,945)	(39,146)
Intangible property costs	(199,741)	(88,712)

Net cash used in investing activities	(373,686)	(127,858)

Cash flows provided by (used in) financing activities

Payments on capital lease obligations	(18,030)	(2,684)
Proceeds from debt obligations	6,000,000	2,500,000
Payment of debt obligations	(6,242,394)	(265,657)
Proceeds from the exercise of options and warrants	182,368	616,940

Net cash (used in) provided by financing activities	(78,056)	2,848,599

Net change in cash	849,426	1,039,167
Cash and cash equivalents—beginning of period	7,216,580	5,228,802

Cash and cash equivalents—end of period	$8,066,006	$6,267,969

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LUNA INNOVATIONS INCORPORATED	Luna Q211 Earnings, Page 9

Luna Innovations Incorporated

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

Net loss	$(256,654)	$(618,329)	$(1,281,525)	$(1,814,172)
Interest expense	84,303	143,485	198,725	227,526
Income tax expense	—	—	10,020	—
Depreciation and amortization	382,856	313,020	710,269	641,979

EBITDA	210,505	(161,824)	(362,511)	(944,667)
Stock-based compensation and warrant expense	472,328	950,814	1,314,040	1,886,198
Fees associated with Hansen litigation and Chapter 11 reorganization	—	39,863	—	422,750

Adjusted EBITDA	$682,833	$828,853	$951,529	$1,364,281

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone:1.540.769.8400

Email: IR@lunainnovations.com

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